UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2026

Comstock Holding Companies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 Reston Metro Plaza, 10TH Floor
Reston, Virginia 20190
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (703) 230-1985

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	CHCI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 17, 2026, Comstock Holding Companies, Inc. (the “Company”) made an initial investment of approximately $4.5 million contemporaneously with the acquisition of a 417-unit apartment building located at 15955 Frederick Road in Rockville, Maryland (the “Property”), pursuant to a purchase and sale agreement dated September 16, 2025, as amended (the "Acquisition").

Comstock Reed JV Holding Company (defined below) entered into a joint venture with a Benefit Street Partners-advised institutional fund to form a single-purpose entity that is wholly owned by 15955 Frederick JV, LLC ("The Reed Holding Company") that completed the Acquisition.

As part of the Acquisition, the Company also created a joint venture with Comstock Partners, LC ("CP"), a privately held affiliate entity that is controlled by Christopher Clemente, the Chairman and Chief Executive Officer of the Company, by forming CHCI 15955 Frederick JV, LLC (the "Comstock Reed JV Holding Company"). The Company and CP own ninety percent (90%) and ten percent (10%) of the direct interests in Comstock Reed JV Holding Company, respectively. As a result, the Company owns a nine percent (9%) indirect interest in the Property and the Benefit Street-advised institutional fund and CP own ninety (90%) and one percent (1%), respectively. CP 15955 Frederick NMM, LLC, a privately held affiliate that is controlled by Mr. Clemente, is the non-member manager of The Reed Holding Company.

The Company will provide asset management, property management, and janitorial services to the Property pursuant to separate agreements through its wholly owned operating subsidiaries CHCI Asset Management, LC, CHCI Residential Management, LC and ParkX Management, LC. At closing, the Company received an acquisition fee of $0.5 million for completing the acquisition of the Property on behalf of The Reed Holding Company and is also entitled to incentive fees related to the performance of the investment.

The foregoing description of the material terms of the operating agreements for The Reed Holding Company and Comstock Reed JV Holding Company is qualified in its entirety by reference to the full text of the agreements, which the Company intends to file as exhibits to the Company’s quarterly report on Form 10-Q for the period ended March 31, 2026.

On March 23, 2026, the Company issued a press release announcing the acquisition of the Property, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description

99.1	Comstock Holding Companies, Inc. press release, dated March 23, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMSTOCK HOLDING COMPANIES, INC.

Date: March 23, 2026	By:	/s/ CHRISTOPHER CLEMENTE
Christopher Clemente Chairman and Chief Executive Officer